Exhibit 99.2

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Second-Quarter and First-Half 2004
Supplemental Data
Unaudited

	Second	Second		Six	Six
Net sales by geography*	Quarter	Quarter	%	Months	Months	%
($ in millions)	2004	2003	Change	2004	2003	Change
North America	$927	$840	10%	$1,477	$1,322	12%
Latin America	$223	$190	17%	$547	$400	37%
Europe-Africa	$234	$188	24%	$329	$296	11%
Asia-Pacific	$108	$75	44%	$167	$121	38%
TOTAL COMPANY	$1,492	$1,293	15%	$2,520	$2,139	18%

	As of	As of
Net trade receivables by geography*	Feb. 29,	Feb. 28,	Higher/
($ in millions)	2004	2003	(lower)
United States	$968	$1,056	$(88)
Argentina	$259	$300	$(41)
Brazil	$331	$219	$112
All other countries	$502	$434	$68
TOTAL COMPANY	$2,060	$2,009	$51

	Second	Second		Six	Six
Gross profit	Quarter	Quarter	%	Months	Months	%
($ in millions)	2004	2003	Change	2004	2003	Change
Corn seed and traits	$292	$185	58%	$412	$302	36%
Soybean seed and traits	$224	$176	27%	$323	$271	19%
All other crops seeds and traits	$23	$31	(26)%	$39	$34	15%
Roundup and other glyphosate-based herbicides	$98	$134	(27)%	$254	$192	32%
All other agricultural productivity products	$111	$113	(2)%	$188	$190	(1)%
TOTAL COMPANY	$748	$639	17%	$1,216	$989	23%

* Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.